UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2017

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Federal	0-25165	14-1809721
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

302 Main Street, Catskill NY	12414
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:          (518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 19, 2017, Greene County Bancorp, Inc. (NASDAQ-GCBC) announced that its Board of Directors has approved the continuation of a quarterly cash dividend. The Company has paid a quarterly cash dividend of $0.095 per share on the Company’s common stock. The dividend reflects an annual cash dividend rate of $0.38 per share, which is the same rate as the dividend declared during the previous quarter. A press release announcing the details of the dividend declaration is filed as exhibit 99.1.

The Company is the majority-owned subsidiary of Greene County Bancorp, MHC (the “MHC”), a federal mutual holding company which owns 54.2% of the Company’s outstanding common shares.  The MHC has historically waived its right to receive cash dividends from the Company.  However, for purposes of cash flow and liquidity, the MHC does not intend to waive its receipt of these dividends to be paid by the Company for the quarter ended March 31, 2017.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated April 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE: April 19, 2017	By:	/s/ Donald E. Gibson
Donald E. Gibson
President & Chief Executive Officer